As filed with the Securities and Exchange Commission on February 4, 2016
File No. 001- 37665

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

HERTZ RENTAL CAR HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	61-1770902 (I.R.S. Employer Identification No.)

8501 Williams Road Estero, FL (Address of principal executive offices)	33928 (Zip Code)

Registrant’s telephone number, including area code: (239) 301-7000

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
HERTZ RENTAL CAR HOLDING COMPANY, INC.
This Registration Statement on Form 10 (this “Registration Statement”) is filed in connection with the spin-off (the “Spin-Off”) by Hertz Global Holdings, Inc. (“Hertz Holdings”) to its stockholders of all of the issued and outstanding shares of common stock of Hertz Rental Car Holding Company, Inc. (“New Hertz,” “we,” “our” and “us”). Following the Spin-Off, Hertz Holdings (on a post-Spin-Off basis, referred to as “HERC Holdings”) will continue to operate Hertz Holdings’ global equipment rental business and New Hertz will continue to operate Hertz Holdings’ global car rental business.
Despite the fact that New Hertz is being spun off from Hertz Holdings in the Spin-Off, for accounting purposes, due to the relative significance of New Hertz to Hertz Holdings, New Hertz will be considered the spinnor or divesting entity and HERC Holdings will be considered the spinnee or divested entity. As a result, New Hertz will be the “accounting successor” to Hertz Holdings.
Certain information required to be included herein with respect to New Hertz and the registration of its shares of common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is incorporated by reference to specifically identified portions of the body of (a) the information statement with respect to the Spin-Off and HERC Holdings to be distributed to Hertz Holdings’ stockholders in advance of the Spin-Off filed herewith as Exhibit 99.1 (the “Information Statement”), (b) the Annual Report on Form 10-K of Hertz Holdings (File No. 001-33139) for the year ended December 31, 2014 filed on July 16, 2015 (the “Form 10-K”) and (c) the Quarterly Reports on Form 10-Q of Hertz Holdings (File No. 001-33139) for the quarterly period ended March 31, 2015 filed on July 16, 2015 (the “Q1 Form 10-Q”), the quarterly period ended June 30, 2015 of Hertz Holdings filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015 (the “Q2 Form 10-Q”) and the quarterly period ended September 30, 2015 of Hertz Holdings filed on November 9, 2015 (the “Q3 Form 10-Q” and together with the Q1 Form 10-Q and the Q2 Form 10-Q, the “Form 10-Qs”) and (d) the Current Reports on Form 8-K of Hertz Holdings (File No. 001-33139) dated April 3, 2015 (the “April 3 Form 8-K”), May 27, 2015 (the “May 27 Form 8-K”), July 7, 2015 (the “July 7 Form 8-K”) and August 24, 2015 (the “August 24 Form 8-K” and together with the April 3 Form 8-K, the May 27 Form 8-K and the July 7 Form 8-K, the “Form 8-Ks”). None of the information contained in the Information Statement, the Form 10-K, the Form 10-Qs or the Form 8-Ks shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained or incorporated by reference in this Registration Statement include “forward-looking statements.” Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in amendments to this Registration Statement and the information incorporated herein by reference.
Some important factors that could affect our actual results include, among others, those incorporated by reference under "Item 1A—Risk Factors" and the following:

•	any claims, investigations or proceedings arising as a result of the restatement of our previously issued financial results;

•
our ability to remediate the material weaknesses in our internal controls over financial reporting described in Item 9A of Hertz Holdings’ Annual Report on Form 10‑K for the year ended December 31, 2014, which is incorporated by reference into this Registration Statement;

•	the effect of our proposed Spin-Off and ability to obtain the expected benefits of any related transactions;

•	levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets;

•
significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets on rental volume and pricing, including on our pricing policies or use of incentives;

•
an increase in our fleet costs as a result of an increase in the cost of new vehicles and/or a decrease in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

•	occurrences that disrupt rental activity during our peak periods;

•	our ability to achieve and maintain cost savings and efficiencies and realize opportunities to increase productivity and profitability;

•	our ability to accurately estimate future levels of rental activity and adjust the size and mix of our fleet accordingly;

•	our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning equipment and to refinance our existing indebtedness;

•	our ability to integrate the car rental operations of Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”) and realize operational efficiencies from the acquisition;

•	our ability to maintain access to third-party distribution channels, including current or favorable prices, commission structures and transaction volumes;

•	the operational and profitability impact of the divestitures that we agreed to undertake in order to secure regulatory approval for the acquisition of Dollar Thrifty;

•	an increase in our fleet costs or disruption to our rental activity, particularly during our peak periods, due to safety recalls by the manufacturers of our vehicles and equipment;

•	changes to our senior management team;

•	a major disruption in our communication or centralized information networks;

•
financial instability of the manufacturers of our vehicles and equipment, which could impact their ability to perform under agreements with us and/or their willingness or ability to make cars available to us or the rental car industry on commercially reasonable terms;

•	any impact on us from the actions of our franchisees, dealers and independent contractors;

•	our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease);

•	shortages of fuel and increases or volatility in fuel costs;

•	our ability to successfully integrate acquisitions and complete dispositions;

•	our ability to maintain favorable brand recognition;

•	costs and risks associated with litigation and investigations;

•	risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt and increases in interest rates or in our borrowing margins;

•	our ability to meet the financial and other covenants contained in our Senior Credit Facilities, our outstanding unsecured Senior Notes and certain asset-backed and asset-based arrangements;

•
changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings;

•
changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates;

•	the effect of tangible and intangible asset impairment charges;

•	our exposure to uninsured claims in excess of historical levels;

•	fluctuations in interest rates and commodity prices; and

•	our exposure to fluctuations in foreign exchange rates.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1.        Business.
The information required by this item is contained within the section entitled “Part I—Item 1. Business” in the Form 10-K, which section is incorporated herein by reference.
Item 1A.    Risk Factors.
The information required by this item is contained within the section entitled “Part I—Item 1A. Risk Factors” in the Form 10-K, which section is incorporated herein by reference.
Item 2.        Financial Information.
The information required by this item is contained within the sections entitled “Part II—Item 6. Selected Financial Data,” “Part II—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Part II—Item 7A. Quantitative and Qualitative Disclosures About Market Risk” in the Form 10-K and the sections entitled “Part I—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Part I—Item 3. Quantitative and Qualitative Disclosures About Market Risk” in the Form 10-Qs, which sections are incorporated herein by reference.
Item 3.        Properties.
The information required by this item is contained within the section entitled “Part I—Item 2. Properties” in the Form 10-K, which section is incorporated herein by reference.
Item 4.        Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained within the section entitled “Part III—Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in the Form 10-K, which section is incorporated herein by reference.

Item 5.        Directors and Executive Officers.
The information required by this item is contained within the section entitled “Part III—Item 10. Directors, Executive Officers and Corporate Governance” in the Form 10-K and Item 5.02(b) of the May 27 Form 8-K, the July 7 Form 8-K and the August 24 Form 8-K, which sections are incorporated herein by reference.
Other than Lawrence H. Silber, who is expected to become Chief Executive Officer of HERC Holdings upon completion of the Spin-Off, each of the executive officers of Hertz Holdings is expected to resign from their position with Hertz Holdings upon completion of the Spin-Off and be appointed to a corresponding position with New Hertz. Each of the directors of Hertz Holdings is expected to resign as a director of Hertz Holdings in connection with the completion of the Spin-Off and be appointed as a director of New Hertz.

Item 6.        Executive Compensation.
The information required by this item is contained within the section entitled “Part III—Item 11. Executive Compensation” in the Form 10-K and Item 5.02(e) of the April 3 Form 8-K, the May 27 Form 8-K and the July 7 Form 8-K, which sections are incorporated herein by reference.
Item 7.        Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained within the section entitled “Part III—Item 13. Certain Relationships and Related Transactions, and Director Independence” in the Form 10-K, which section is incorporated herein by reference.
Item 8.        Legal Proceedings.
The information required by this item is contained within the section entitled “Part I—Item 3. Legal Proceedings” in the Form 10-K and the section entitled “Part II—Item 1. Legal Proceedings” in the Form 10-Qs, which sections are incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
Hertz Holdings has not historically paid dividends on its common stock. New Hertz’s payment of dividends on its common stock following the Spin-Off will be determined by its board of directors in its sole discretion and will depend on business conditions, its financial condition, earnings, liquidity and capital requirements, any covenants in documents governing its indebtedness and other factors. As of the date hereof, New Hertz has no plans to pay dividends on its common stock following the Spin-Off.
The remainder of the information required by this item is contained within the sections entitled Part I—Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in the Form 10-K and “The Spin-Off” and “Compensation Discussion and Analysis” in the Information Statement, which sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.
None.

Item 11.	Description of Registrant’s Securities to be Registered.
Overview
            New Hertz’s certificate of incorporation and by-laws will be amended and restated prior to the distribution of its common stock in the Spin-Off. Hertz Holdings, as the sole stockholder of New Hertz, will adopt our amended and restated certificate of incorporation following the approval and recommendation of our board of directors. Our board of directors will adopt our amended and restated by-laws. The following are summaries of the material terms of our capital stock that, subject to the approval of our board of directors, will be contained in our amended and restated certificate of incorporation and amended and restated by-laws, which in each case are qualified in their entirety by reference to such complete documents, copies of which will be attached as exhibits to this Registration Statement.
Our amended and restated certificate of incorporation will authorize 2,000,000,000 shares of common stock, par value $0.01 per share. In addition, our amended and restated certificate of incorporation will authorize 200,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series.
    Our amended and restated certificate of incorporation and amended and restated by-laws will generally be based on those of Hertz Holdings described in the section of the Information Statement entitled “Description of Capital Stock.” However, at the 2014 annual meeting of stockholders of Hertz Holdings, Hertz Holdings received stockholder approval to amend its amended and restated certificate of incorporation to provide for declassification of its board of directors and, subsequent to the 2014 annual meeting of stockholders, Hertz Holdings adopted such amendment. With such amendment, the classification of the Hertz Holdings’ board of directors (and, after the completion of the Spin-Off, the HERC Holdings board of directors) will be phased out such that the entire slate of directors would be up for election to serve one-year terms at the 2017 annual meeting, at which point the declassification of the HERC Holdings’ board of directors would be complete. Unlike HERC Holdings, New Hertz will have a completely declassified board of directors at the time of the completion of the Spin-Off, which will be reflected in our amended and restated certificate of incorporation and amended and restated by-laws.
Common Stock
            Each holder of our common stock is entitled to one vote per share on all matters to be voted on by stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.
           The holders of our common stock are entitled to receive any dividends and other distributions that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Our ability to pay dividends on our common stock is subject to our subsidiaries’ ability to pay dividends to us, which is in turn subject to the restrictions set forth in the instruments governing our indebtedness.
            Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and non-assessable. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue, as described below.
           Computershare Investor Services LLC will be the transfer agent and registrar for New Hertz common stock.
            We expect to list New Hertz common stock on the NYSE under the symbol “HTZ,” which is the current trading symbol for Hertz Holdings common stock.
Preferred Stock
            Under our amended and restated certificate of incorporation, our board of directors will have the authority, without further vote or action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the number of shares of any class or series of preferred stock and to determine its voting powers, designations, preferences or other rights and restrictions. The issuance of preferred stock could adversely affect the rights of holders of common stock or impede the completion of a merger, tender offer or other takeover attempt. While no preferred stock will be issued or outstanding as of the completion of the Spin-Off, our board of directors could authorize and issue preferred stock in the future.
Corporate Governance
New Hertz will institute stockholder-friendly corporate governance practices, as described below.
Single Class Capital Structure.  New Hertz will have a single class common equity capital structure with all stockholders entitled to vote for director nominees.

Annual Director Elections.  The entire board will be elected at each annual meeting of stockholders, with each director to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.
Majority Voting Standard. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by the board, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election.
Special Stockholder Meetings.  The amended and restated certificate of incorporation will provide that special meetings of the stockholders may be called by (i) the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, (ii) the chairman of the board, (iii) the chief executive officer, or (iv) subject to certain procedures and conditions set forth therein, by the corporate secretary at the request of one or more stockholders who have held beneficial ownership of at least a twenty percent (20%) “net long position” of the outstanding common stock for at least thirty (30) days prior to the delivery of such request. Until such time as a single stockholder, or “group” of stockholders who have filed as such under Section 13(d) of the Exchange Act with respect to their ownership of our common stock, owns at least a majority of our outstanding common stock, no stockholder will be permitted to propose the removal of directors or the election of directors at stockholder-called special meetings.
No Supermajority Provisions. The amended and restated certificate of incorporation and by-laws will not have supermajority voting provisions.
Opt Out of Delaware Takeover Statute. We will opt out of Section 203 of the Delaware General Corporation Law (the “DGCL”), which would otherwise impose additional requirements regarding mergers and other business combinations.
Other Expected Corporate Governance Features. It is expected that New Hertz will adopt stock ownership guidelines for directors and senior executive officers, annual board performance evaluations, clawback, anti-hedging and anti-pledging policies, conflict of interest policies, risk oversight procedures and other practices and protocols similar in scope and substance to those applicable to Hertz Holdings prior to the Spin-Off.
Exclusive Forum
New Hertz’s amended and restated certificate of incorporation will provide that, unless New Hertz consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New Hertz, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of New Hertz to New Hertz or New Hertz’s stockholders, (iii) any action asserting a claim against New Hertz or any director or officer or other employee of New Hertz arising pursuant to any provision of the DGCL or the amended and restated certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against New Hertz or any director or officer or other employee of New Hertz governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).
Change of Control Related Provisions of Our Certificate of Incorporation and By-Laws and Delaware Law
           A number of provisions contemplated to be included in New Hertz’s amended and restated certificate of incorporation and amended and restated by-laws and under the DGCL may make it more difficult to acquire control of us. These provisions may have the effect of discouraging a future takeover attempt not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of our common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors;

•	discourage some types of transactions that may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of us and our stockholders; and

•	encourage persons seeking to acquire control of us to consult first with our board to negotiate the terms of any proposed business combination or offer.
Unissued Shares of Capital Stock
Common Stock
The remaining shares of our authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.
Preferred Stock
New Hertz’s amended and restated certificate of incorporation will provide our board of directors with the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.
Vacancies
Vacancies in our board of directors will only be able to be filled by our board of directors. Any director elected to fill a vacancy will hold office for the remainder of the term of the directorship that is the subject of such vacancy (including a vacancy created by increasing the size of the board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. New Hertz’s amended and restated by-laws will provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors.
Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent
            New Hertz’s amended and restated by-laws will require advance notice for stockholder proposals and nominations for director. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year or, with respect to the initial annual meeting of New Hertz, not earlier than 120 days prior to the date of such initial annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of such initial annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by New Hertz.
            In addition, New Hertz’s amended and restated certificate of incorporation and amended and restated by-laws will provide that action may not be taken by written consent of stockholders. Thus, any action taken by the stockholders will have to be effected at a duly called annual or special meeting.
            These provisions will make it procedurally more difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.
            No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. The amended and restated certificate of incorporation will not provide for cumulative voting.
Item 12.        Indemnification of Directors and Officers.
New Hertz’s amended and restated certificate of incorporation will provide that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the DGCL, as amended.
            The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, will not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws or eliminate our directors’ duty of care. The inclusion of this provision in New Hertz’s amended and restated certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.
New Hertz’s amended and restated certificate of incorporation will provide that we are required to indemnify and advance expenses to our directors to the fullest extent permitted by law, except in the case of a proceeding instituted by the director without the approval of our board of directors. New Hertz’s amended and restated by-laws will provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest.
New Hertz will enter into indemnification agreements with each of its directors, providing the directors contractual rights to indemnification, expense advance provided by its by-laws, and contractual rights to additional indemnification as provided in the applicable indemnification agreement.

Item 13.	Financial Statements and Supplementary Data.
The information required by this item is contained within the section entitled “Part II—Item 8. Financial Statements and Supplementary Data” in the Form 10-K and the sections entitled “Part I—Item 1. Condensed Consolidated Financial Statements (Unaudited)” in the Form 10-Qs, which sections are incorporated herein by reference. Unaudited pro forma financial information with respect to New Hertz (as accounting successor to Hertz Holdings) required by Regulation S-X will be included as a part of or incorporated by reference in this Registration Statement by means of an amendment hereto.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements:
The following financial statements are contained within the section entitled “Part II—Item 8. Financial Statements and Supplementary Data” of the Form 10-K and incorporated herein by reference:

Financial Statements of Hertz Global Holdings, Inc. and Subsidiaries (Audited)
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2014 and 2013 (As Restated)
Consolidated Statements of Operations for the Years Ended December 31, 2014, 2013 (As Restated) and 2012 (As Restated)
Consolidated Statements of Comprehensive Income (Loss) for the Years Ended December 31, 2014, 2013 (As Restated) and 2012 (As Restated)
Consolidated Statements of Changes in Equity for the Years Ended December 31, 2014, 2013 (As Restated) and 2012 (As Restated)
Consolidated Statements of Cash Flows for the Years Ended December 31, 2014, 2013 (As Restated) and 2012 (As Restated)
Notes to Consolidated Financial Statements
Financial Statement Schedules
Hertz Global Holdings, Inc.—Schedule I—Financial Information of Registrant
Hertz Global Holdings, Inc. and Subsidiaries—Schedule II—Valuation and Qualifying Accounts

The following financial statements are contained within the section entitled “Part I—Item 1. Condensed Consolidated Financial Statements (Unaudited)” in the Q1 Form 10-Q and are incorporated herein by reference:

Condensed Consolidated Financial Statements of Hertz Global Holdings, Inc. and Subsidiaries (Unaudited)
Condensed Consolidated Balance Sheets as of March 31, 2015 and December 31, 2014
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2015 and 2014
Condensed Consolidated Statements of Comprehensive Income (Loss) for the Three Months Ended March 31, 2015 and 2014
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2015 and 2014
Notes to Condensed Consolidated Financial Statements

The following financial statements are contained within the section entitled “Part I—Item 1. Condensed Consolidated Financial Statements (Unaudited)” in the Q2 Form 10-Q and are incorporated herein by reference:

Condensed Consolidated Financial Statements of Hertz Global Holdings, Inc. and Subsidiaries (Unaudited)
Condensed Consolidated Balance Sheets as of June 30, 2015 and December 31, 2014
Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2015 and 2014
Condensed Consolidated Statements of Comprehensive Income (Loss) for the Three and Six Months Ended June 30, 2015 and 2014
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2015 and 2014
Notes to Condensed Consolidated Financial Statements

The following financial statements are contained within the section entitled “Part I—Item 1. Condensed Consolidated Financial Statements (Unaudited)” in the Q3 Form 10-Q and are incorporated herein by reference:

Condensed Consolidated Financial Statements of Hertz Global Holdings, Inc. and Subsidiaries (Unaudited)
Condensed Consolidated Balance Sheets as of September 30, 2015 and December 31, 2014
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2015 and 2014
Condensed Consolidated Statements of Comprehensive Income (Loss) for the Three and Nine Months Ended September 30, 2015 and 2014
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2015 and 2014
Notes to Condensed Consolidated Financial Statements

(b)    Exhibits: The following documents are filed as exhibits hereto:

Exhibit Number	Description
2	Form of Separation and Distribution Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect at the time of the Spin-Off.*
3.2	Form of Amended and Restated By-Laws of the Registrant to be in effect at the time of the Spin-Off.*
4.1.1
Indenture, dated as of September 30, 2010, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes Due 2018 (Incorporated by reference to Exhibit 4.21 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 9, 2010).

4.1.2
First Supplemental Indenture, dated as of March 11, 2011, among Hertz Entertainment Services Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.2 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).

4.1.3
Second Supplemental Indenture, dated as of March 21, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.3 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).

4.1.4
Third Supplemental Indenture, dated as of September 2, 2011, among Donlen Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.5 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).

4.1.5
Fourth Supplemental Indenture, dated as of February 27, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).

4.1.6
Fifth Supplemental Indenture, dated as of March 30, 2012, among Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.2.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).

4.1.7
Sixth Supplemental Indenture, dated as of March 8, 2013, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc., TRAC Asia Pacific, Inc., Thrifty Insurance Agency, Inc., The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.1.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).

4.1.8
Seventh Supplemental Indenture, dated as of February 5, 2014, among Firefly Rent A Car LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.1.8 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.1.9
Eighth Supplemental Indenture, dated as of May 28, 2015, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.1.9 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.1.10
Ninth Supplemental Indenture, dated as of December 29, 2015, among Rental Car Group Company, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.50% Senior Notes due 2018.*

4.2.1
Indenture, dated as of December 20, 2010, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).

4.2.2
First Supplemental Indenture, dated as of March 11, 2011, among Hertz Entertainment Services Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.2 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).

4.2.3
Second Supplemental Indenture, dated as of March 21, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.3 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).

4.2.4
Third Supplemental Indenture, dated as of September 2, 2011, among Donlen Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.5 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).

4.2.5
Fourth Supplemental Indenture, dated as of February 27, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).

4.2.6
Fifth Supplemental Indenture, dated as of March 30, 2012, among Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.3.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).

4.2.7
Sixth Supplemental Indenture, dated as of March 8, 2013, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc., TRAC Asia Pacific, Inc., Thrifty Insurance Agency, Inc., The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.2.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).

4.2.8
Seventh Supplemental Indenture, dated as of February 5, 2014, among Firefly Rent A Car LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.2.8 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.2.9
Eighth Supplemental Indenture, dated as of May 28, 2015, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021 (Incorporated by reference to Exhibit 4.2.9 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.2.10
Ninth Supplemental Indenture, dated as of December 29, 2015, among Rental Car Group Company, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.375% Senior Notes due 2021.*

4.3.1
Indenture, dated as of February 8, 2011, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes Due 2019 (Incorporated by reference to Exhibit 4.4.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).

4.3.2
First Supplemental Indenture, dated as of March 11, 2011, among Hertz Entertainment Services Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.2 to the Registration Statement on Form S-4 (File No. 333-173023) of The Hertz Corporation, as filed on March 23, 2011).

4.3.3
Second Supplemental Indenture, dated as of September 2, 2011, among Donlen Corporation, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.4 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 7, 2011).

4.3.4
Third Supplemental Indenture, dated as of February 27, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).

4.3.5
Fourth Supplemental Indenture, dated as of March 30, 2012, among Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.4.8 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 4, 2012).

4.3.6
Fifth Supplemental Indenture, dated as of March 8, 2013, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc., TRAC Asia Pacific, Inc., Thrifty Insurance Agency, Inc., The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.3.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).

4.3.7
Sixth Supplemental Indenture, dated as of February 5, 2014, among Firefly Rent A Car LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.3.8 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.3.8
Seventh Supplemental Indenture, dated as of May 28, 2015, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019 (Incorporated by reference to Exhibit 4.3.9 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.3.9
Eighth Supplemental Indenture, dated as of December 29, 2015, among Rental Car Group Company, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.75% Senior Notes due 2019.*

4.4.1
Indenture, dated as of October 16, 2012, between The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, and Wells Fargo Bank, National Association, as Trustee, providing for the issuance of notes in series (Incorporated by reference to Exhibit 4.6.1 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 2, 2012).

4.4.2
First Supplemental Indenture, dated as of October 16, 2012, between The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020 (Incorporated by reference to Exhibit 4.6.2 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 2, 2012).

4.4.3
Second Supplemental Indenture, dated as of October 16, 2012, between The Hertz Corporation (as successor-in-interest to HDTFS, Inc.), as Issuer, and Wells Fargo Bank, National Association, as Trustee, relating to the 6.250% Senior Notes due 2022 (Incorporated by reference to Exhibit 4.6.3 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 2, 2012).

4.4.4
Third Supplemental Indenture, dated as of November 19, 2012, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020 and the 6.250% Senior Notes due 2022 (Incorporated by reference to Exhibit 4.4.4 to the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).

4.4.5
Fourth Supplemental Indenture, dated as of March 8, 2013, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc., TRAC Asia Pacific, Inc., Thrifty Insurance Agency, Inc., The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020 and the 6.250% Senior Notes due 2022 (Incorporated by reference to Exhibit 4.4.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).

4.4.6
Fifth Supplemental Indenture, dated as of March 28, 2013, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 4.250% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.4.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 2, 2013).

4.4.7
Sixth Supplemental Indenture, dated as of February 5, 2014, among Firefly Rent A Car LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020, the 6.250% Senior Notes due 2022, and the 4.250% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.4.9 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.4.8
Seventh Supplemental Indenture, dated as of May 28, 2015, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020, the 6.250% Senior Notes due 2022 and the 4.250% Senior Notes due 2018 (Incorporated by reference to Exhibit 4.4.10 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.4.9
Eighth Supplemental Indenture, dated as of December 29, 2015, among Rental Car Group Company, LLC, The Hertz Corporation, as Issuer, the Existing Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee, relating to the 5.875% Senior Notes due 2020, the 6.250% Senior Notes due 2022 and the 4.250% Senior Notes due 2018.*

4.5.1
Fourth Amended and Restated Base Indenture, dated as of November 25, 2013, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Rental Car Asset Backed Notes (Issuable in Series) (Incorporated by reference to Exhibit 4.5.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.5.2
Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of September 18, 2009, between The Hertz Corporation, as Lessee and Servicer, and Hertz Vehicle Financing LLC, as Lessor (Incorporated by reference to Exhibit 4.9.7 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).

4.5.3
Amendment No. 1 to the Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of December 21, 2010, between The Hertz Corporation, as Lessee and Servicer, and Hertz Vehicle Financing LLC, as Lessor (Incorporated by reference to Exhibit 4.6.4 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).

4.5.4
Amendment No. 2 to the Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of November 25, 2013, between The Hertz Corporation, as Lessee and Servicer, and Hertz Vehicle Financing LLC, as Lessor (Incorporated by reference to Exhibit 4.5.4 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.5.5
Second Amended and Restated Participation, Purchase and Sale Agreement, dated as of September 18, 2009, among Hertz General Interest LLC, Hertz Vehicle Financing LLC and The Hertz Corporation, as Lessee and Servicer (Incorporated by reference to Exhibit 4.9.8 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).

4.5.6
Amendment No. 1 to the Second Amended and Restated Purchase and Sale Agreement, dated as of December 21, 2010, among The Hertz Corporation, Hertz Vehicle Financing LLC and Hertz General Interest LLC (Incorporated by reference to Exhibit 4.6.6 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on February 25, 2011).

4.5.7
Fourth Amended and Restated Collateral Agency Agreement, dated as of November 25, 2013, among Hertz Vehicle Financing LLC, as a Grantor, Hertz General Interest LLC, as a Grantor, DTG Operations, Inc., as a Grantor, The Hertz Corporation, as a Grantor and as Collateral Servicer, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, and the various financing sources, beneficiaries and grantors party thereto from time to time (Incorporated by reference to Exhibit 4.5.7 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.5.8
Second Amended and Restated Administration Agreement, dated as of September 18, 2009, among The Hertz Corporation, as Administrator, Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.9.12 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on November 6, 2009).

4.5.9
Third Amended and Restated Master Exchange Agreement, dated as of November 25, 2013, among The Hertz Corporation, Hertz Vehicle Financing LLC, Hertz General Interest LLC, Hertz Car Exchange Inc., and DB Services Americas, Inc. (Incorporated by reference to Exhibit 4.5.9 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.5.10
Third Amended and Restated Escrow Agreement, dated as of November 25, 2013, among The Hertz Corporation, Hertz Vehicle Financing LLC, Hertz General Interest LLC, Hertz Car Exchange Inc., and Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 4.5.10 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.5.11
Waiver Agreement, dated as of July 18, 2014, among Hertz Vehicle Financing LLC, The Hertz Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.5.12
Waiver Agreement, dated as of December 5, 2014, among Hertz Vehicle Financing LLC, The Hertz Corporation and the Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 5, 2014).

4.5.13
Waiver Agreement, dated as of May 28, 2015, among Hertz Vehicle Financing LLC, The Hertz Corporation and the Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.5.13 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.5.14
Amendment No. 3 to the Third Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of May 28, 2015, between The Hertz Corporation, as Lessee and Servicer, and Hertz Vehicle Financing LLC, as Lessor (Incorporated by reference to Exhibit 4.5.14 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.6.1
Series 2013-1 Supplement, dated as of January 23, 2013, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013, between Hertz Vehicle Financing LLC., as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.10 of the Registration Statement on Form S-4 of The Hertz Corporation (File No. 333-186328), as filed on January 31, 2013).

4.6.2
Amendment No. 1 to Series 2013-1 Supplement, dated as of November 25, 2013, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary (Incorporated by reference to Exhibit 4.10.2 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.7.1
Amended and Restated Base Indenture, dated as of February 14, 2007, between Rental Car Finance Corp. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.163 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended March 31, 2007, filed May 7, 2007 (File No. 001-13647)).

4.7.2
Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, among Dollar Thrifty Automotive Group, Inc., Rental Car Finance Corp., DTG Operations, Inc., various financing sources and beneficiaries party thereto and Deutsche Bank Trust Company Americas, as master collateral agent (incorporated by reference to Exhibit 4.170 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended March 31, 2007, filed May 7, 2007 (File No. 001-13647)).

4.8.1
Master Exchange and Trust Agreement, dated as of July 23, 2001, among Rental Car Finance Corp., Dollar Rent A Car Systems, Inc., Thrifty Rent-A-Car System, Inc., Chicago Deferred Exchange Corporation, VEXCO, LLC and The Chicago Trust Company (incorporated by reference to Exhibit 4.46 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended September 30, 2001, filed November 13, 2001 (File No. 001-13647)).

4.8.2
Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Rental Car Finance Corp., the financing sources and beneficiaries named therein and Deutsche Bank Trust Company Americas, as master collateral agent (incorporated by reference to Exhibit 4.210 to Dollar Thrifty Automotive Group, Inc.'s Form 8-K, filed June 8, 2009 (File No. 001-13647)).

4.8.3
Amendment No. 1 to Master Exchange and Trust Agreement, dated as of April 23, 2010, among Rental Car Finance Corp., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., Chicago Deferred Exchange Company, LLC, VEXCO, LLC and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.224 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2010, filed August 3, 2010 (File No. 001-13647)).

4.8.4
Collateral Assignment of Exchange Agreement, dated as of October 28, 2010, among Rental Car Finance Corp., DTG Operations, Inc. and Deutsche Bank Trust Company Americas, as master collateral agent (incorporated by reference to Exhibit 4.225 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended September 30, 2010, filed November 2, 2010 (File No. 001-13647)).

4.8.5
Amendment No. 1 to Collateral Assignment of Exchange Agreement, dated as of November 25, 2013, among Rental Car Finance Corp., DTG Operations, Inc. and Deutsche Bank Trust Company Americas, as master collateral agent (Incorporated by reference to Exhibit 4.11.7 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.8.6
Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group
VII), dated as of June 17, 2015, among Rental Car Finance Corp., as lessor, DTG Operations, Inc., as lessee and servicer, The Hertz Corporation, as lessee and guarantor, and those permitted lessees from time to time becoming lessees and servicers thereunder, and Dollar Thrifty Automotive Group, Inc., as master servicer (Incorporated by reference to Exhibit 4.14.12 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.8.7
Amendment No. 2 to Master Exchange and Trust Agreement, dated as of October 28, 2010, among Rental Car Finance Corp., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO, LLC and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.229 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended September 30, 2010, filed November 2, 2010 (File No. 001-13647)).

4.8.8
Amendment No. 3 to Master Exchange and Trust Agreement, dated as of December 3, 2013, among Rental Car Finance Corp., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., DB Like-Kind Exchange Services Corp., VEXCO, LLC and Deutsche Bank Trust Company Americas (Incorporated by reference to Exhibit 4.11.10 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.8.9
Amendment No. 2 to Second Amended and Restated Master Collateral Agency Agreement, dated as of July 18, 2011, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Rental Car Finance Corp. and Deutsche Bank Trust Company Americas, as master collateral agent (incorporated by reference to Exhibit 4.240 to Dollar Thrifty Automotive Group, Inc.'s Form 10-Q for the quarterly period ended June 30, 2011, filed August 8, 2011 (File No. 001-13647)).

4.8.10
Fourth Amended and Restated Series 2010-3 Supplement, dated as of June 17, 2015, among Rental Car Finance Corp., as issuer, Deutsche Bank Trust Company Americas, as trustee, and Hertz Vehicle Financing II LP, as Series 2010-3 Noteholder (Incorporated by reference to Exhibit 4.14.11 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.8.11
Amendment No. 1, dated as of December 3, 2015, to the Third Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of December 3, 2015, among Rental Car Finance Corp., as lessor, DTG Operations, Inc., as lessee and servicer, The Hertz Corporation, as lessee and guarantor, and those permitted lessees from time to time becoming lessees and servicers thereunder, and Dollar Thrifty Automotive Group, Inc., as master servicer (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 8, 2015).

4.8.12
Amendment No. 3 to the Second Amended and Restated Master Collateral Agency Agreement, dated as of December 3, 2015, among Dollar Thrifty Automotive Group, Inc., Rental Car Finance Corp., DTG Operations, Inc., various financing sources and beneficiaries party thereto and Deutsche Bank Trust Company Americas, as master collateral agent (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 8, 2015).

4.8.13
Amendment No. 1, dated as of December 3, 2015, to the Fourth Amended and Restated Series 2010-3 Supplement, dated as of July 17, 2015, among Rental Car Finance Corp., as issuer, Deutsche Bank Trust Company Americas, as trustee, and Hertz Vehicle Financing II LP, as Series 2010-3 Noteholder (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 8, 2015).

4.9
Amended and Restated Series 2010-3 Administration Agreement, dated as of June 17, 2015, among Rental Car Finance Corp., The Hertz Corporation, and Deutsche Bank Trust Company Americas, as Trustee (Incorporated by reference to Exhibit 4.11.2 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.10.1
Amended and Restated Master Motor Vehicle Operating Lease and Servicing Agreement (Series 2013-G1), dated as of October 31, 2014, among The Hertz Corporation, as Lessee, Servicer, and Guarantor, DTG Operations, Inc., as a Lessee, Hertz Vehicle Financing LLC, as Lessor, and those permitted lessees from time to time becoming lessees thereunder (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.10.2
Amended and Restated Series 2013-G1 Supplement, dated as of October 31, 2014, among Hertz Vehicle Financing LLC, as Issuer, Hertz Vehicle Financing II LP, as Series 2013-G1 Noteholder, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.10.3
Amended and Restated Series 2013-G1 Administration Agreement, dated as of October 31, 2014, among The Hertz Corporation, Hertz Vehicle Financing LLC, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.10.4
Second Amended and Restated Series 2014-A Supplement, dated as of December 3, 2015, among Hertz Vehicle Financing II LP, as Issuer, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Group I Supplement, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 8, 2015).

4.10.5
Amendment No. 1 to the Amended and Restated Series 2013-G1 Supplement, dated as of June 17, 2015, among Hertz Vehicle Financing LLC, as Issuer, Hertz Vehicle Financing II LP, as Series 2013-G1 Noteholder, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013, between Hertz Vehicle Financing LLC, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.12.5 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.10.6
Amendment No. 1 to the Amended and Restated Series 2014-A Supplement, dated as of June 17, 2015, among Hertz Vehicle Financing II LP, as Issuer, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent, Certain Committed Note Purchasers, Certain Conduit Investors, Certain Funding Agents, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Group I Supplement, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.12.6 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.11.1
Master Purchase and Sale Agreement, dated as of November 25, 2013, among The Hertz Corporation, as Transferor, Hertz General Interest LLC, as Transferor, Hertz Vehicle Financing LLC, as Transferor, and the new transferors party thereto from time to time (Incorporated by reference to Exhibit 4.17 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

4.12.1
Amended and Restated Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Rental Car Asset Backed Notes (Issuable in Series) (Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.12.2
Amended and Restated Group I Supplement, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.12.3
Second Amended and Restated Series 2013-A Supplement, dated as of December 3, 2015, among Hertz Vehicle Financing II LP, as Issuer, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Group I Supplement, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 8, 2015).

4.12.4
Amended and Restated Group II Supplement, dated as of June 17, 2015, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.14.9 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.12.5
Second Amended and Restated Series 2013-B Supplement, dated as of December 3, 2015, among Hertz Vehicle Financing II LP, as Issuer, The Hertz Corporation, as Group II Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Group II Supplement, dated as of June 17, 2015, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 8, 2015).

4.12.6
Amended and Restated Group I Administration Agreement, dated as of October 31, 2014, among The Hertz Corporation, Hertz Vehicle Financing II LP, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.12.7
Amended and Restated Group II Administration Agreement, dated as of June 17, 2015, among The Hertz Corporation, Hertz Vehicle Financing II LP, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.14.10 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.12.8
Waiver and Consent, dated as of May 16, 2014, among The Hertz Corporation, Hertz Vehicle Financing II LP, Hertz Vehicle Financing LLC, Rental Car Finance Corp., DTG Operations, Inc. and the Lenders party thereto (Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.12.9
Amendment No. 1 to the Amended and Restated Group I Supplement, dated as of June 17, 2015, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.14.13 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.12.10
Amendment No. 1 to the Amended and Restated Series 2013-A Supplement, dated as of June 17, 2015, among Hertz Vehicle Financing II LP, as Issuer, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent, Certain Committed Note Purchasers, Certain Conduit Investors, Certain Funding Agents, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Group I Supplement, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.14.14 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

4.12.11
Amendment No. 1, dated as of December 3, 2015, to the Amended and Restated Group II Supplement, dated as of June 17, 2015, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Securities Intermediary, to the Amended and Restated Base Indenture, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 8, 2015).

4.13
Extension of Waiver and Consent, dated as of June 12, 2014, among The Hertz Corporation, Hertz Vehicle Financing II LP, Hertz Vehicle Financing LLC, Rental Car Finance Corp., DTG Operations, Inc. and the Lenders party thereto (Incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.14
Waiver, Amendment and Consent, dated as of October 31, 2014, among The Hertz Corporation, Hertz Vehicle Financing II LP, Hertz Vehicle Financing LLC, Rental Car Finance Corp., DTG Operations, Inc., the Lenders party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 4, 2014).

4.15
Waiver and Consent, dated as of June 17, 2015 among The Hertz Corporation, Hertz Vehicle Financing II LP, The Bank of New York Mellon Trust Company, N.A., and the Lenders party thereto (Incorporated by reference to Exhibit 4.19 to the Quarterly Report on Form 10-Q of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015).

10.1.1
Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several lenders from time to time parties thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, Wells Fargo Bank, National Association, as Syndication Agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, Deutsche Bank Securities Inc., Barclays Capital, Citigroup Global Markets Inc., Credit Agricole Corporate and Investment Bank, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunning Managers (referred to as the Senior Term Facility) (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).

10.1.2
Guarantee and Collateral Agreement, dated as of March 11, 2011, between Hertz Investors, Inc., The Hertz Corporation, certain of its subsidiaries and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, relating to the Senior Term Facility (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 17, 2011).

10.1.3
Incremental Commitment Amendment, dated as of October 9, 2012, to that certain Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several banks and financial institutions parties thereto that constitute Tranche B-1 Term Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on October 10, 2012).

10.1.4
Amendment No. 2, dated as of April 8, 2013, to that certain Credit Agreement, dated as of March 11, 2011, among The Hertz Corporation, the several banks and financial institutions parties thereto as Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on April 8, 2013).

10.1.5
Amendment and Waiver, dated as of December 15, 2014, among The Hertz Corporation, the several banks and financial institutions party thereto as lenders and Deutsche Bank AG New York Branch, as administrative agent (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 16, 2014).

10.2.1	Form of Omnibus Incentive Plan of the Registrant.*
10.2.2	Form of Performance Stock Unit Agreement under the Omnibus Incentive Plan of the Registrant.*
10.2.3	Form of Restricted Stock Unit Agreement under the Omnibus Incentive Plan of the Registrant.*
10.2.4	Form of Employee Stock Option Agreement under the Omnibus Incentive Plan of the Registrant.*
10.2.5	Form of Director Stock Option Agreement under the Omnibus Incentive Plan of the Registrant.*
10.2.6	Form of Price Vested Stock Unit Agreement under the Omnibus Incentive Plan of the Registrant.*
10.2.7	Form of Non-Employee Director Restricted Stock Unit Agreement under the Omnibus Incentive Plan of the Registrant.*
10.2.8	Form of Performance Stock Unit Agreement under the Omnibus Incentive Plan of the Registrant (form used for EBITDA margin awards with 2-year vesting schedule).*
10.2.9	Form of Performance Stock Unit Agreement under the Omnibus Incentive Plan of the Registrant (form used for EBITDA margin awards with 3-year vesting schedule).*
10.3
The Hertz Corporation Supplemental Retirement and Savings Plan (as amended and restated, effective December 19, 2014) (Incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on July 16, 2015).

10.4
The Hertz Corporation Supplemental Executive Retirement Plan (as amended and restated, effective October 22, 2014) (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on October 22, 2014).

10.5
The Hertz Corporation Benefit Equalization Plan (as amended and restated, effective October 22, 2014) (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on October 22, 2014).

10.6	Form of Senior Executive Bonus Plan of the Registrant.*
10.7	Form of Severance Plan for Senior Executives of the Registrant.*
10.8	Form of Change in Control Severance Agreement with executive officers of the Registrant.*
10.9
The Hertz Corporation Key Officer Postretirement Assigned Car Benefit Plan (Incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).

10.10
The Hertz Corporation Account Balance Defined Benefit Pension Plan (Incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).

10.11	Form of Special Award Agreement.*
10.12
The Hertz Corporation (UK) 1972 Pension Plan (Incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-125764), as filed on August 30, 2005).

10.13
The Hertz Corporation (UK) Supplementary Unapproved Pension Scheme (Incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).

10.14
Non-Compete Agreement, dated April 10, 2000, between Hertz Europe Limited and Michel Taride (Incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1 of The Hertz Corporation (File No. 333-125764), as filed on August 30, 2005).

10.15	Form of Director Indemnification Agreement.*
10.16
Second Amended and Restated Indemnification Agreement, dated as of September 18, 2009, among The Hertz Corporation, Hertz Vehicles LLC, Hertz Funding Corp., Hertz General Interest LLC, and Hertz Vehicle Financing LLC (Incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 19, 2014).

10.17
Living accommodation and optional purchase agreement, dated as of July 7, 2011, between Michel Taride and Hertz Europe Ltd. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on July 8, 2011).

10.18.1
Offer Letter, signed on December 2, 2013, between Thomas C. Kennedy and The Hertz Corporation (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 2, 2013).

10.18.2
Compensation Letter, dated as of January 20, 2015, from The Hertz Corporation to Thomas C. Kennedy (Incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on July 16, 2015).

10.19.1
Term Sheet for Employment Arrangements with Chief Executive Officer, dated as of November 20, 2014, between Hertz Global Holdings, Inc. and John P. Tague (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on November 25, 2014).

10.19.2
Employment Agreement, dated as of November 21, 2014, between Hertz Global Holdings, Inc. and John P. Tague (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 22, 2014).

10.19.3
Change in Control Severance Agreement, dated as of November 21, 2014, between Hertz Global Holdings, Inc. and John P. Tague (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on December 22, 2014).

10.19.4
Letter Agreement between Hertz Global Holdings, Inc. and John P. Tague, dated March 31, 2015 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139) and The Hertz Corporation (File No. 001-07541), as filed on April 3, 2015).

10.19.5
Letter Agreement dated June 30, 2015, by and between John P. Tague and Hertz Global Holdings, Inc. (Incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on July 16, 2015).

10.20	Form of Tax Matters Agreement by and among the Registrant, HERC Holdings, The Hertz Corporation, and Hertz Equipment Rental Corporation.*
10.21	Form of Transition Services Agreement by and between the Registrant and HERC Holdings.*
10.22	Form of Employee Matters Agreement by and between the Registrant and HERC Holdings.*
10.23	Form of Intellectual Property Agreement by and among the Registrant, HERC Holdings and The Hertz Corporation.*
21.1	List of Subsidiaries of Registrant.*
99.1	Information Statement of HERC Holdings, subject to completion, dated February 4, 2016.
99.2	Annual Report on Form 10-K for the year ended December 31, 2014 of Hertz Global Holdings, Inc., as filed on July 16, 2015 (Incorporated by reference to such filing (File No. 001-33139)).
99.3	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 of Hertz Global Holdings, Inc., as filed on July 16, 2015 (Incorporated by reference to such filing (File No. 001-33139)).
99.4
Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 of Hertz Global Holdings, Inc., as filed on August 10, 2015, as amended by Amendment No. 1 filed on November 9, 2015 (Incorporated by reference to such filing (File No. 001-33139)).

99.5
Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 of Hertz Global Holdings, Inc., as filed on November 9, 2015 (Incorporated by reference to such filing (File No. 001-33139)).

*    To be filed by amendment.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HERTZ RENTAL CAR HOLDING COMPANY, INC.
(Registrant)

By:	/s/ THOMAS C. KENNEDY
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer

Date: February 4, 2016